CERTIFIED PUBLIC ACCOUNTANTS


CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Providence Capital III, Inc.
Dated: March 14, 2001


We consent to the incorporation by reference of our report on page F-1 dated March 14, 2001 in this Form 10-KSB of Providence Capital III for the period ended December 31, 2000 included in the Form 10SB12G Registration Statement No. 000-30429.

/s/ Cayer Prescott Clune & Chatellier, LLC

CAYER PRESCOTT CLUNE & CHATELLIER, LLC

Providence, RI
March 14, 2001